SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 23, 2010

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 23, 2010, Washington Real Estate Investment Trust (“WRIT”) announced an underwritten public offering of $250 million aggregate principal amount of senior unsecured notes due 2020 under its shelf registration statement filed with the Securities and Exchange Commission. A copy of the press release is attached as Exhibit 99.1 hereto.

On September 23, 2010, WRIT announced the commencement of a cash tender offer for all of its outstanding 5.95% Senior Notes due 2011 and all of its outstanding 3 7/8% Convertible Senior Notes due 2026. A copy of the press release is attached as Exhibit 99.2 hereto.

Since July 29, 2010, WRIT issued 1,573,940 common shares pursuant to its Sales Agency Financing Agreement with BNY Mellon Capital Markets at an average offering price of $31.13 for gross proceeds of approximately $49.0 million, or approximately $48.5 million net of commission, as of September 23, 2010. WRIT paid BNY Mellon Capital Markets a commission of 1% of the sales price of all shares sold, or approximately $490,000. The proceeds were used to repay borrowings under one of WRIT’s lines of credit and for general corporate purposes. As of September 22, 2010, the total outstanding balance on WRIT’s lines of credit was $100.0 million.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated September 23, 2010.

99.2	Press Release dated September 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ William T. Camp
William T. Camp
Executive Vice President and Chief Financial Officer

September 23, 2010

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 23, 2010.

99.2	Press Release dated September 23, 2010.